SECURITIES AND EXCHANGE COMMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of Earliest Event Reported): August 27, 2000

                            SONICS & MATERIALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

0-20573                                                               06-0854713
(Commission File Number)                    (I.R.S. Employer Identification No.)

                               53 Church Hill Road
                                   Newtown, CT
                    (Address of Principal Executive Offices)

                                      06470
                                   (Zip Code)
                                 (203) 270-4600
               (Registrant's Telepone Number, including area code)
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Item 5. Other Events

      On August 27, 2001, the Registrant issued the following press release:

Newtown, Connecticut, August 27, 2001 - Sonics & Materials, Inc. (OTCBB:SIMA) announced that as of Tuesday, August 21, 2001, Sonics had sold ninety-percent of its wholly owned subsidiary Tooltex, Inc. to PK Spur Company, whose sole shareholders are Tooltex's president, Paul Spurgeon, and Kathy Spurgeon. In conjunction with the sale, Sonics and Tooltex entered into a representation and distribution agreement. Pursuant to the agreement, Tooltex will continue to act as a distribution organization for Sonics' ultrasonic welding equipment.

As a result of the sale, Sonics anticipates a one time charge against earnings in the fourth quarter of Fiscal Year 2001 of approximately $1.3 to $1.5 million, of which an estimated $874,000 is attributed to the write-off of good will. The company believes that going forward the disposition of Tooltex will have a positive impact on the cash flow of Sonics.

Mr. Robert Soloff, President and CEO of Sonics, stated "Sonics has worked closely with Tooltex and its president, Paul Spurgeon, for twenty years, and we will continue to work with the company both as a representative of Sonics' ultrasonic welding equipment and as a manufacturer of automated systems incorporating our ultrasonics."

Sonics manufactures ultrasonic welding equipment, vibration welding equipment, spin welding equipment, and hot plate welding equipment, all of which are used in the bonding of plastics. The Company also manufactures ultrasonic liquid processors. The Company's equipment is installed at locations around the world, serving such diverse industries as automotive, electronics, textiles, medical devices, packaging and a wide range of other manufacturing and research applications. Its headquarters are in Newtown, Connecticut. The Company also has a division in Pennsylvania, and a branch office in Gland, Switzerland. The Sonics website can be found at www.sonicsandmaterials.com.

Tooltex, which is located in Grove City, Ohio, designs and manufactures automated systems for use in manufacturing operations of the plastic assembly and plastic decorating fields. The Company designs, manufactures and services systems throughout the Midwest, providing a special expertise in ultrasonics. The Tooltex website can be found at www.tooltex.com.

Sonics maintains that any statements that are not of historical fact are forward-looking statements that are subject to a number of important risks and uncertainties that could cause actual results to differ materially. Specifically, any forward-looking statements related to Sonics' objectives of future growth, profitability and financial returns are subject to a number of risks and uncertainties, including, but no limited to, risks related to a growing market demand for Sonics' existing and new products, continued growth in sales and market share of Sonics products, pricing, market acceptance of existing new products, fluctuation in the sales product mix, general economic conditions, competitive products, and product and technology development.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Sonics &Materials, Inc.
                                            (Registrant)


August 28, 2001                             /s/ Lauren H. Soloff
                                            ------------------------------------
                                            Lauren H. Soloff
                                            Vice President, Corporate Secretary